As filed with the Securities and Exchange Commission on  November 3 , 2015
Registration No.  333-207419

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ABCO ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1700	20-1914514
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

2100 North Wilmot, #211
Tucson, AZ  85712
(520) 777-0511
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Charles O’Dowd, Chief Executive Officer
2100 North Wilmot, #211
Tucson, AZ  85712
(520) 777-0511
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer, ” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

This Amendment No. 2 (Amendment No. 2) to the Registration Statement on Form S-1 (File No. 333-207419) of ABCO Energy, Inc. (Registration Statement) is being filed solely for the purpose of amending one exhibit as indicated in Part II of this Amendment No. 2.  This Amendment No. 2 does not modify any provision of the prospectus that forms a part of the Registration Statement.  Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee	$1,640.14
Edgarizing	$4,000.00
Legal Fees and Expenses	$75,000.00
Accounting Fees and Expenses	$5,000.00
Total	$85,640.14

Item 16.	Exhibits and Financial Statement Schedules.

(a)           Furnish the exhibits required by Item 601 of Registration S-K (Section 229.601) of this chapter).

Exhibit No.	Description of Exhibit

3(i)	Articles of Incorporation, as amended(1)
3(ii)	By-Laws(1)
5.1	Opinion re Legality(2)
10(a)	Share Exchange Agreement dated July 15, 2011(1)
21	Subsidiaries of Registrant(1)
23	Comments of Experts and Counsel (4)
24	Power of Attorney – See page II-2 hereof
99.1	Engagement Agreement between Adamas Fund LLC and ABCO Energy, Inc., dated September 15, 2015(3)

(1)   Previously filed with the Company’s Form 10, SEC File No. 000-55235, filed on March 31, 2015, and incorporated herein by this reference as an exhibit to this Form S-1 Registration Statement.

(2)   Attached.

(3)  Previously filed with the Company’s Form 8K filed on September 17, 2015, and incorporated herein by this reference as an exhibit to this Form S-1 Registration Statement.

(4)  Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized on the  3rd day of  November , 2015.

ABCO ENERGY, INC.

Dated: November 3 , 2015	By:	/s/ Charles O’Dowd
Charles O’Dowd
Chief Executive Officer, Chief Financial Officer & Principal Accounting Officer

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints Charles O’Dowd as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933).

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signature	Title

/s/ Charles O’Dowd	Chairman of the Board,	November 3 , 2015
Charles O’Dowd	Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

/s/ Wayne Marx
Wayne Marx	Director	November 3 , 2015

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